UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 1, 2026

BTCS INC.

(Exact name of registrant as specified in its charter)

Nevada	001-40792	90-1096644
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

303 W. Lancaster Ave #336, Wayne, PA 19087

(Address of Principal Executive Offices, and Zip Code)

(202) 987-8368

Registrant’s Telephone Number, Including Area Code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	BTCS	The Nasdaq Stock Market
(The Nasdaq Capital Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.02 Unregistered Sales of Equity Securities.

The information set forth in Item 5.02 below with respect to the issuance of shares of common stock is incorporated by reference in this Item 3.02. The issuance of the shares of common stock is expected to be exempt from registration pursuant to Section 4(a)(2) of the Securities Act of 1933, as the recipients are employees of the Company who qualify as accredited investors or the issuances otherwise meet the requirements for exemption under applicable securities laws.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 1, 2026, upon recommendation of the Compensation Committee of the Board of Directors (“Board”) of BTCS Inc. (the “Company”), which recommendation was made following consultation with an independent third-party compensation consultant, the Board approved the following actions or determinations which are described below.

2025 Annual Performance Incentive Achievements

The Company’s executive compensation program for 2025, as previously disclosed in a Current Report on Form 8-K filed on January 2, 2025, included performance-based incentives. Unpaid performance incentives for 2025 were tied to the achievement of the remaining revenue performance milestone for the year, with performance incentive payouts calculated based on the Company’s conservative expectation of approximately $16.0 million in unaudited revenue for 2025.

Final performance incentive amounts will be determined based on the Company’s audited financial results and calculated in accordance with the performance framework approved by the Board and the Compensation Committee on January 1, 2025. Any adjustments to the initially calculated amounts herein, including true-ups or clawbacks, will be made as provided for under such framework. The Company will file an amendment to this Form 8-K if material adjustments are required following the completion of the audit.

The following details the breakdown of remaining performance incentive payments earned in connection with the revenue milestone achievement:

Cash:

The following table sets forth the cash portion of the 2025 annual performance incentives paid to executive officers and all other employees.

Recipient	Cash
Charles Allen (CEO)	$252,720
Michael Prevoznik (CFO)	$121,875
All Other Employees	$121,214
Total	$495,808

Restricted Common Stock:

The following table sets forth the 2025 annual performance incentives paid to executive officers and other employees, in the form of fully vested shares of the Company’s common stock, including shares to be withheld for tax purposes, and net shares to be issued.

Recipient	Total Shares	Shares Withheld	Net Shares Issued
Charles Allen (CEO)	199,432	43,875	155,557
Michael Prevoznik (CFO)	96,177	21,158	75,019
All Other Employees	102,599	22,569	80,030
Total	398,208	87,602	310,606

Stock Options:

The following table sets forth the 2025 annual performance incentive paid to executive officers and all other employees in the form of stock options (“Options”) to purchase shares of the Company’s common stock. The Options will have a term of seven years and an exercise price of $2.64, the fair market value of the Company’s common stock on the date of grant, and will be subject to one-year vesting from the date of grant.

Recipient	Total Options
Charles Allen (CEO)	358,978
Michael Prevoznik (CFO)	173,118
All Other Employees	158,204
Total	690,300

For 2025, no executive officers of the Company received any discretionary bonuses.

2026 Annual Performance Incentive Milestones

The Company’s executive and company-wide compensation program for 2026 reflects a continued focus on aligning leadership and employee incentives with measurable performance outcomes, particularly in areas critical to the Company’s operational and financial success. Similar to 2025, executive officers of the Company will not receive any discretionary bonuses in 2026. The following performance milestones will serve as the sole determinant of annual incentive compensation in 2026, reflecting the Company’s ongoing emphasis on a results-driven methodology. The 2026 annual performance incentive program includes clearly defined milestones weighted toward revenue generation and financial liquidity, as detailed in the table below:

Milestones	Weight	Threshold	Target	Cutoff
Revenue (2026)	75%	$15,000,000	$20,000,000	$35,000,000
Cash & Crypto (any 20 consecutive calendar days in 2026)	25%	$276,250,000	$325,000,000	$568,750,000

The revenue milestone carries a significant weight of 75% of each individual’s respective target incentive compensation, underscoring the Company’s prioritization of top-line growth in 2026. Payouts for this metric range from 20% at the threshold level to a maximum of 250% at the cutoff level based on each individual’s respective target incentive compensation.

The cash & crypto liquidity milestone, weighted at 25% of each individual’s respective target incentive compensation, is designed to ensure financial stability and strategic agility. Payouts for this metric range from 20% at the threshold level to a maximum of 250% at the cutoff level based on each individual’s target incentive compensation.

Any payout in excess of an individual’s target amount will be paid in stock options with a 7-year term that have an exercise price equal to the fair market value of the Company’s common stock at the time of grant and are subject to 1-year vesting from the date of grant, subject to continued employment.

Change to Annual Base Salaries

The annual base salary of Mr. Charles Allen, the Company’s Chief Executive Officer, was increased from approximately $449,000 to $600,000, Mr. Michael Prevoznik, the Company’s Chief Financial Officer, was increased from $260,000 to $350,000, and Mr. Ben Hunter was promoted to the Company’s Chief Technology Officer with a base salary of $350,000. Additionally, the cash compensation of all three independent board members was increased from $25,000 to $50,000 per year.

Long-Term Incentive Awards

The Board approved a long-term incentive program for 2026 (the “2026 LTI Program”) that contemplates the issuance of restricted stock units (“RSUs”), certain of which are expected to be granted pursuant to the Company’s 2021 Equity Incentive Plan (the “Plan”), as described below, and certain of which will be subject to the availability of additional shares under the Plan and any required stockholder approvals.

The 2026 LTI Program is designed to promote long-term value creation, align employee and stockholder interests, and support retention through a multi-year vesting structure tied to continued service and performance-based milestones.

Aggregate RSU Awards and Share Availability

The table below summarizes, on an aggregate basis, the total RSUs approved for issuance under the 2026 LTI Program, the portion expected to be granted under the Plan, and the portion that would be subject to stockholder approval for additional shares.

Participant	Role	Under Plan	Subject to Shareholder Approval	Total
Charles Allen	Chief Executive Officer	1,348,485	1,348,485	2,696,970
Michael Prevoznik	Chief Financial Officer	524,618	524,625	1,049,243
All Other Employees		839,005	839,030	1,678,035
	Total	2,712,108	2,712,140	5,424,248

The actual timing of grants, the allocation between RSUs grantable under the Plan and RSUs subject to stockholder approval, and the number of RSUs ultimately granted to any individual will depend on share availability under the Plan and the receipt of any required stockholder approvals.

Vesting Framework Applicable to 2026 Long-Term Incentive RSUs

RSUs granted under the 2026 LTI Program vest over a five-year period based on a combination of stock price performance, market capitalization performance, and continued service. Each vesting milestone represents a specified percentage of the total RSUs granted to a recipient, with the number of RSUs that vest upon satisfaction of any milestone determined in accordance with the applicable RSU award agreement and the Plan.

Vesting Trigger	Percentage of Award
Stock Price Performance
Closing stock price equals or exceeds $4.50	5%
Closing stock price equals or exceeds $6.00	5%
Closing stock price equals or exceeds $7.50	5%
Closing stock price equals or exceeds $9.00	5%
Closing stock price equals or exceeds $12.00	5%

Market Capitalization Performance
Market capitalization equals or exceeds $325 million	5%
Market capitalization equals or exceeds $400 million	5%
Market capitalization equals or exceeds $475 million	5%
Market capitalization equals or exceeds $550 million	5%
Market capitalization equals or exceeds $625 million	5%

Continued Service
Continued employment through January 1, 2027	10%
Continued employment through January 1, 2028	10%
Continued employment through January 1, 2029	10%
Continued employment through January 1, 2030	10%
Continued employment through January 1, 2031	10%
Total	100%

Additional Provisions

Stock price performance milestones are achieved when the closing price of the Company’s common stock equals or exceeds the applicable threshold for 20 consecutive calendar days. Market capitalization performance milestones are achieved when the Company’s market capitalization equals or exceeds the applicable threshold for 20 consecutive calendar days, with market capitalization calculated as the number of shares of common stock outstanding on a given day, as reported by the Company’s transfer agent, multiplied by the closing stock price on such day.

The stock price and market capitalization performance thresholds will be equitably adjusted by the Board or the Compensation Committee to reflect any stock split, reverse stock split, stock dividend, recapitalization, reclassification, or similar transaction, in each case in a manner intended to preserve the original economic intent of the awards.

Continued service milestones vest solely based on the recipient’s continued employment with the Company through the applicable vesting date, subject to the terms of the applicable RSU award agreement and the Plan.

All RSUs granted under the 2026 LTI Program are subject to the terms and conditions of the Plan and applicable RSU award agreements, including provisions relating to forfeiture, termination of service, change in control, and clawback, as applicable.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Description

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BTCS INC.

Date: January 5, 2026	By:	/s/ Charles W. Allen
	Name:	Charles W. Allen
	Title:	Chief Executive Officer